EXHIBIT 10.35

                           Authorization Letter No. 2
             Under the Master Services Agreement dated April 1, 2002

                                  April 1, 2002

Storage Technology Corporation
One StorageTek Drive
Louisville, CO 80028
Attn: [Ken Martin]

Re:  Authorization Letter No. 2

Ladies and Gentlemen:

This letter ("Authorization Letter No. 2") will confirm the mutual understanding and agreement of Storage Technology Corporation ("StorageTek"), Electronic Data Systems Corporation ("EDS") and EDS Information Services, LLC ("EIS") as to the terms and conditions pursuant to which EDS, itself and through its direct and indirect wholly-owned subsidiaries, including EIS, will perform the Services described in this Authorization Letter No. 2. All references to EDS in this Authorization Letter No. 2 will be deemed to include all such subsidiaries, and EDS and StorageTek may be referred to in this Authorization Letter No. 2 individually as a "party" and together as the "parties." Capitalized terms not defined herein will have the meaning given them in the Agreement (as defined below). The terms and conditions of this Authorization Letter No. 2 are as follows:

1. This Authorization Letter No. 2 is entered into by the parties under the provisions of that certain Master Services Agreement dated as of April 1, 2002 (the "Agreement"), and, except as otherwise provided in this Authorization Letter, all applicable provisions of this Agreement are incorporated into this Authorization Letter No. 2 by this reference.

2. The term of this Authorization Letter will commence on April 1, 2002 (the "Authorization Letter Effective Date"), and, unless earlier terminated as provided in the Agreement or this Authorization Letter, will expire on April 15, 2012 (the "Authorization Letter Term"). The Authorization Letter Term may be extended by the mutual written agreement of the parties.

3. During the Authorization Letter Term, EDS will provide to StorageTek the "Services" described in the attached Exhibit A (the "SOW").
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4.   EDS will begin  performing  the  Services on April 16, 2002 (the  "Services
     Commencement Date").

5. Under Section 2.1(a) of the Agreement, with respect to this Authorization Letter No. 2, the initial STK Authorization Letter Representative and the initial EDS Authorization Letter Representative are set forth in Exhibit B to this Authorization Letter.

6. In the course of performing the Services under this Authorization Letter No. 2, EDS will comply with the Service Levels set forth in Schedule G to


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     the SOW, in accordance with the provisions of this Authorization Letter No.
     2 and the Agreement, including without limitation, Section 1.14 of the Agreement.

7. For the Services rendered by EDS under this Authorization Letter No. 2, StorageTek will pay to EDS the amounts set forth in Exhibit C, subject to and in accordance with the provisions of this Authorization Letter and the Agreement, including without limitation Article 8 of the Agreement.

8. Under and in accordance with the provisions of the Agreement (including but not limited to Sections 1.14(c)(iii)(2), 4.1, and 5.3(a) and this Authorization Letter No. 2, StorageTek's responsibilities are set forth through out the SOW.

9. The equipment and Software used for the Services are specified in Section 17 of Authorization Letter No. 1 between the parties dated April 1, 2002.

10. Under and in accordance with the provisions of the Agreement, including without limitation Section 3.1(b) of the Agreement, certain Key EDS Positions must be staffed by EDS in accordance with the provisions of
     Section 3.1(b). With respect to this Authorization Letter No. 2, the Key EDS Positions are set forth in Exhibit D.

11. Under and in accordance with the provisions of the Agreement, including without limitation Section 3.4 of the Agreement, certain positions at StorageTek will be assumed by EDS (Assumed Positions) and certain StorageTek employees will be eligible to become employees of EDS (Eligible Employees) on or after the Services Commencement Date. With respect to this Authorization Letter No. 2, the Assumed Positions are set forth in Exhibit E-1 and the Eligible Employees are set forth in Exhibit E-2.

12. Unless otherwise set forth in the SOW, after the second anniversary of the Services Commencement Date of this Authorization Letter, StorageTek may notify EDS of its intention to terminate this Authorization Letter No. 2 at its convenience. Such notification must be made to EDS in writing at least one hundred and eighty (180) days prior to the effective date of such termination (the "Convenience Termination Date") and will be effective as long as StorageTek (i) is not then and does not become in default during such notice period under this Authorization Letter No. 2 prior to the Convenience Termination Date and (ii) pays EDS on or before the Convenience Termination Date the applicable Termination Fees set forth in Exhibit F.

13. The Authorization Letter Damage Limit for this Authorization Letter No. 2 is four million dollars ($4,000,000).


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By execution below, EDS Information Services LLC ("EIS"), an indirect, wholly-owned subsidiary of EDS, agrees to be bound by and subject to the terms of this Authorization Letter No. 2, including all rights and obligations under this Authorization Letter No. 2, to the same extent as EDS, and all references to EDS in this Authorization Letter No. 2 will be deemed to include EIS. The addition of EIS as an additional EDS signatory to this Authorization Letter No. 2 will in no way diminish the rights nor the obligations of any other Party to this Authorization Letter No. 2.

IN WITNESS WHEREOF the Parties have executed this Authorization Letter No. 2 as of the day and year first above written.

STORAGE TECHNOLOGY                          ELECTRONIC DATA SYSTEMS
CORPORATION                                          CORPORATION


By:                                         By:
    ---------------------------                -------------------------------
Name:                                       Name: Michael P. O'Hair
     --------------------------
                  (Print)
Title:                                      Title: Regional Operations Manager
        -------------------------
Date:                                       Date:
       -------------------------                  ----------------------------



EDS INFORMATION SERVICES LLC


By:
         ---------------------------------
Name: Michael P. O'Hair
Title: Regional Operations Manager
Date:
         ---------------------------------


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